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                                                                     Exhibit 5.1


   BOSTON                    Latham & Watkins                      NEW YORK
  CHICAGO                    ATTORNEYS AT LAW                  NORTHERN VIRGINIA
 FRANKFURT                      www.lw.com                       ORANGE COUNTY
  HAMBURG                                                            PARIS
 HONG KONG                 ____________________                    SAN DIEGO
   LONDON                                                        SAN FRANCISCO
LOS ANGELES                                                     SILICON VALLEY
   MOSCOW                                                          SINGAPORE
 NEW JERSEY                                                            TOKYO
                                                                WASHINGTON, D.C.




                               December ___, 2001

United Defense Industries, Inc.
1525 Wilson Boulevard
Suite 700
Arlington, VA  22209

                  Re: Registration Statement No. 333-71986: 24,265,000 shares of Common Stock, par value $0.01 per share


Ladies and Gentlemen:

                  In connection with the registration statement of United Defense Industries, Inc., a Delaware corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission on October 22, 2001 (File No. 333-71986), as amended (the "Registration Statement"), for the registration of 24,265,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended, 9,250,000 of which Shares are being sold by the Company (the "Primary Shares") and up to 15,015,000 of which Shares are being sold by the selling security holders named therein (including 3,165,000 shares subject to an over-allotment option to be granted by the selling stockholders, the "Secondary Shares"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Primary Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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       555 Eleventh Street, N.W., Suite I000 o Washington, D.C. 20004-I304
                 TELEPHONE: (202) 637-2200 o FAX: (202) 637-220I




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LATHAM & WATKINS
December ___, 2001
Page 2



                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing, it is our opinion that:

                  (i) the Primary Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable; and

                  (ii) the Secondary Shares have been duly authorized, validly issued and are fully paid and nonassessable.

                   We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                    Very truly yours,


                                    /s/ Latham & Watkins